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                                                                      EXHIBIT 21

                           ENTITIES OF ALLERGAN, INC.

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                                                                            PLACE OF INCORPORATION
   NAME OF SUBSIDIARY                                                       OR ORGANIZATION

   Allergan-Loa S.A.                                                        Argentina
   Allergan S.A.I.C. y F.                                                   Argentina
   Allergan Australia Pty Limited                                           Australia
   Pacific Eyecare Pty Limited                                              Australia
   Allergan N.V.                                                            Belgium
   Allergan Produtos Farmaceuticos Ltda.                                    Brazil
   Allergan Inc.                                                            Canada
   CrownPharma Canada Inc.                                                  Canada
   Allergan Pharmaceuticals (Ireland) Ltd.                                  Cayman Islands
   AMO Ireland                                                              Cayman Island s
   Allergan Laboratorios Limitada                                           Chile
   Allergan (Hangzhou) Pharmaceutical Co., Ltd.                             China
   Allergan de Colombia S.A.                                                Colombia
   Allergan de Costa Rica, S.A.  (in liquidation)                           Costa Rica
   Allergan A/S                                                             Denmark
   Allergan France S.A.S.                                                   France
   Pharm-Allergan GmbH                                                      Germany
   Allergan Asia Limited                                                    Hong Kong
   Harmony City Enterprises Limited                                         Hong Kong
   Allergan Botox Limited                                                   Ireland
   Allergan Sales, Limited                                                  Ireland
   Allergan Services International, Limited                                 Ireland
   Allergan Trading International, Limited                                  Ireland
   CrownPharma Limited                                                      Ireland
   Allergan Pharmaceuticals Holdings (Ireland) Limited                      Ireland (non-resident)
   AMO International Holdings                                               Ireland (non-resident)
   Allergan S.p.A.                                                          Italy
   Allergan K.K.                                                            Japan
   Allergan Pharmaceutical Japan K.K.                                       Japan
   Allergan Korea Ltd.                                                      Korea
   Allergan, S.A. de C.V.                                                   Mexico
   Pharmac, S.A.M.                                                          Monaco
   Allergan B.V.                                                            Netherlands
   Allergan Services BV                                                     Netherlands
   Allergan Holdings BV                                                     Netherlands Antilles
   Allergan New Zealand Limited                                             New Zealand
   Allergan AS                                                              Norway
   Allergan Pte. Ltd.  (in liquidation)                                     Singapore
   Allergan Pharmaceuticals (Pty.) Ltd.                                     South Africa
   Allergan, S.A.                                                           Spain
   Allergan Norden AB                                                       Sweden
   Allergan AG                                                              Switzerland
   Allergan Optik Mamulleri Sanayi Ve Ticaret Limited (in liquidation)      Turkey
   Allergan Holdings Limited                                                United Kingdom
   Allergan Limited                                                         United Kingdom
   Allergan Optical Irvine, Inc.                                            United States/CA
   Allergan Sales, Inc.                                                     United States/CA
   AMO Puerto Rico, Inc.                                                    United States/CA
   Herbert Laboratories                                                     United States/CA
   Advance Medical Optics, Inc.                                             United States/DE
   Allergan Holdings, Inc.                                                  United States/DE
   Allergan America, LLC                                                    United States/DE
   Allergan Sales, LLC                                                      United States/DE
   Allergan Specialty Therapeutics, Inc.                                    United States/DE
   AMO Holdings, LLC                                                        United States/DE
   AMO Holdings, Inc.                                                       United States/DE
   AMO U.K. Holdings, LLC                                                   United States/DE
   AMO Spain Holdings, LLC                                                  United States/DE
   Pacific Pharma, Inc.                                                     United States/DE
   Allergan de Venezuela, S.A. (inactive)                                   Venezuela
   Allergan India Limited (Joint Venture)                                   India
   The Allergan Foundation (Non-Profit Corporation)                         California
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